SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 3, 2006

                          TRINITY LEARNING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Utah                    000-08924                     73-0981865
----------------------------       -----------               -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

          4101  INTERNATIONAL  PARKWAY  CARROLLTON,  TX            75007
          ---------------------------------------------         -----------
          (Address  of  Principal  Executive  Offices)          (Zip  Code)

     (Registrant's  Telephone  Number,  Including  Area  Code)  (972)  309-4000
                                                                ---------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17  CFR  230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR  240.14a-12)

[   ]     Pre-commencement  communications  pursuant  to Rule 14d-2(b) under the
          Exchange  Act  (17   CFR  240.14d-2(b))

[   ]     Pre-commencement  communication  pursuant  to  Rule 13e-4(c) under the
          Exchange  Act  (17  CFR  240.13e-4(c))

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ITEM  5.02     DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION  OF
               DIRECTORS;  APPOINTMENT  OF  PRINCIPAL  OFFICERS.

     On May 3, 2006, Rich Marino resigned and terminated his employment as President, Chief Executive Officer and as an employee of the Company. On May 9, 2006, the Company's Board of Directors appointed Dennis J. Cagan, currently serving as a member of the Board of Directors of the Company, to serve as the interim President and Chief Executive Officer ("CEO") until a replacement for Mr. Marino is hired.

     Since May 2005, Mr. Cagan has served as a member of the Company's Board of Directors and is also on the Compensation Committee of the Board of Directors. Mr. Cagan does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, Mr. Cagan has never entered into a transaction, nor is there any proposed transaction, between Mr. Cagan and the Company. Mr. Cagan will receive a salary of $240,000 per year and a stock option to purchase 250,000 shares of the Company's common stock (the "Options"), such that 50% of the Options will vest immediately on the date of appointment as interim CEO and 50% of the Options will vest six months from the date of appointment. The exercise price is $0.16 per share.

     Dennis Cagan has been in the high technology industry as an active and successful entrepreneur for over 39 years, having founded over a dozen different companies. He has long been regarded as an active entrepreneur within the industry. Mr. Cagan is a nationally recognized authority on information technology, including: Internet, software, hardware, and communications, in the disciplines of strategy, sales, marketing, services, and distribution channels. He has authored dozens of articles and has spoken widely at industry conferences and to paying corporate audiences such as Microsoft.

     Mr. Cagan has been an investor and professional board member (over 43 boards) for over 25 years. Since 2000, he has served as the founder, Chairman and CEO of the Santa Barbara Technology Group, LLC, where he oversees all activities including monitoring portfolio investments, consulting to early-stage technology companies, and selecting new investments. Santa Barbara Technology Group, LLC is a private investment and consulting firm engaged primarily in working with, and investing in early-stage technology companies. The firm has become an important connection for any high-tech start-up on the California Central Coast.

     During the past five years, Mr. Cagan has acted as a Board member on a number of private companies and has provided management consulting services. In five of his last six primary assignments he was already serving as a member of each company's Board of Directors, and was subsequently asked by management or the Board to temporarily join the management team on a full time basis. His activities are usually focused in the areas of corporate and product strategies, business development, sales and marketing management, product distribution and international expansion.

     In 1979, Mr. Cagan was the keynote speaker at the first COMDEX Show, in Las Vegas. In 1976 he founded the David Jamison Carlyle Corp., one of the country's largest distributors of computer peripherals, and took it public in 1981. Between 1981 and 2000 he served as an investor, mentor and management consultant. Among the companies he has been involved with have been some of the Central Coast's best-known technology enterprises including Wavefront Technologies (then Alias/Wavefront - NASDAQ, acquired by SGI), Software.com (NASDAQ, merged with Phone.com, now OpenWave: OPWV), Somera Communications
(SMRA, founding investor only), Commission Junction (acquired by VLCK), and Bargain Network (acquired by VTRU).

     Mr. Cagan was previously on the board of a number of other public technology firms including The David Jamison Carlyle Corp. (he was the founder), ISOCOR (acquired by Critical Path: CPTH), MessageMedia, Inc. (acquired by
DoubleClick: DCLK, he was the interim CEO), Great Bear Technologies, StarPress and Sanctuary Woods Multimedia.

     Mr. Cagan's non-profit activities include: Santa Barbara County's United Way Board of Directors, California Coast Venture Forum Executive Board (for 10 years and Gold Level Sponsor for 7 years), and South Coast Business & Technology Awards Committee (7 years), and several other local non-profit organizations.
He is a member of UCSB's Lancaster Society, Santa Barbara City College President's Council, Santa Barbara County's United Way CEO Club, and United Way's Alexis de Tocqueville Society.

     Mr. Cagan is 61 years old and attended the University of California at Los Angeles where he majored in economics. He has an honorable discharge from the USMC.

     Further information about Mr. Cagan is contained in the Company's Proxy Statement filed with the Commission on November 29, 2005, which is incorporated herein by this reference.

     Mr. Cagan will receive a salary of $240,000 per year and a stock option for 250,000 shares, 50% vesting immediately and 50% vesting in six months. The exercise price is $0.16 per share.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          TRINITY LEARNING CORPORATION

Date:  May  9,  2006               By:  /s/  Pat  Quinn
       -------------                    ---------------
                                        Pat Quinn, Vice President and CFO

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